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                                                                   EXHIBIT 23.05



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-24483, 33-62198, 33-57223, 333-46482 and
333-62944), on Form S-4 (Nos. 333-74761 and 333-62938) and on Form S-8
(Nos. 33-20895, 33-38022, 33-52537, 33-38021, 33-52539, 33-42357, 333-38198,
33-52535, 33-64337, 333-72727, 333-91849, 33-63283, 33-63283-01, 333-01927-01,
333-11803-01, 333-21631-01, 333-21631-02, 333-30889-01, 333-56655-01, 333-71727,
333-68819-01, 333-90417, 333-90423, 333-90415, 333-92841, 333-38190, 333-38192,
333-56006, 333-56008, 333-56010, 333-53394) of Cardinal Health, Inc. of our
reports dated March 21, 2000, except as to Note 3 and Note 20, which are as of December 15, 2000, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Indianapolis, Indiana
August 24, 2001